As filed with the Securities and Exchange Commission on December 17, 2008
Registration No. 333-141281

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PNM RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

New Mexico                                       85-0468296
(State or other jurisdiction                                                                                                                                                                                                                         (I.R.S. Employer
incorporation or organization)                                                                                                                                                                                                               Identification No.)

Alvarado Square, Albuquerque, New Mexico 87158
(Address, including zip code, of Registrant’s Principal Executive Offices)

PNM Resources, Inc. Executive Savings Plan
(Full title of the Plan)

Patrick T. Ortiz, Esq.
Senior Vice President, General Counsel & Secretary
PNM Resources, Inc.
414 Silver Street SW
Albuquerque, New Mexico 87102
Telephone: (505) 241-2896
Fax: (505) 241-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Charles L. Moore, Esq.
Associate General Counsel
PNM Resources, Inc.
Alvarado Square
Albuquerque, New Mexico 87158
Telephone: (505) 241-4935
Fax: (505) 241-2393

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer  ☒                                                         Accelerated filer  ☐
Non-accelerated filer  ☐                                                           Smaller reporting company  ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

PNM Resources, Inc., a New Mexico corporation (the “Company”), is filing this post-effective amendment to deregister the securities originally registered under the Registration Statement on Form S-8 (Registration No. 333-141281) that the Company filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2007 (the “2007 Registration Statement”).  The 2007 Registration Statement registered $3,000,000 of deferred compensation obligations under the PNM Resources, Inc. Executive Savings Plan (the “Former Plan”).

On December 17, 2008, the Company merged the Former Plan with and into the PNM Resources, Inc. Executive Savings Plan II (the “Surviving Plan”).  All unused obligations under the Former Plan have been merged into the Surviving Plan and are now registered under a Registration Statement on Form S-8 (Registration No. 333-156243) that the Company filed with the Commission on December 17, 2008.  Accordingly, the Company hereby deregisters all such unused obligations under the 2007 Registration Statement.

SIGNATURES

THE REGISTRANT.  Pursuant to the requirements of the Securities Act, PNM Resources, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albuquerque, State of New Mexico, on December 17, 2008.

PNM RESOURCES, INC.

By: /s/ Jeffry E. Sterba
       Jeffry E. Sterba
                   Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Jeffry E. Sterba	Chairman and Chief	December 17, 2008
Jeffry E. Sterba	Executive Officer; Director
(Principal Executive Officer)

/s/ Charles N. Eldred	Executive Vice President and Chief	December 17, 2008
Charles N. Eldred	Financial Officer
(Principal Financial Officer)

/s/ Thomas G. Sategna	Vice President and Corporate	December 17, 2008
Thomas G. Sategna	Controller (Principal Accounting
Officer)

/s/ Adelmo E. Archuleta	Director	December 17, 2008
Adelmo E. Archuleta

/s/ Julie A. Dobson	Director	December 17, 2008
Julie A. Dobson

/s/ Woody L. Hunt	Director	December 17, 2008
Woody L. Hunt

/s/ Robert R. Nordhaus	Director	December 17, 2008
Robert R. Nordhaus

/s/ Manuel T. Pacheco	Director	December 17, 2008
Manuel T. Pacheco

/s/ Robert M. Price	Director	December 17, 2008
Robert M. Price

/s/ Bonnie S. Reitz	Director	December 17, 2008
Bonnie S. Reitz

/s/ Donald K. Schwanz	Director	December 17, 2008
Donald K. Schwanz

/s/ Joan B. Woodard	Director	December 17, 2008
Joan B. Woodard

THE PLAN.  Pursuant to the requirements of the Securities Act, the Plan Administrator of the Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on the Plan’s behalf by the undersigned thereunto duly authorized officer, in the City of Albuquerque, State of New Mexico, on December 17, 2008.

PNM RESOURCES, INC.
EXECUTIVE SAVINGS PLAN

By:  /s/ Bonnie S. Reitz
       Bonnie S. Reitz
       Chair of the Human Resources and Compensation Committee